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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-4 of Chevron Corporation of our report dated February 20, 1998, appearing on page FS-14 of Chevron Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such proxy statement/prospectus.

PricewaterhouseCoopers LLP
San Francisco, California
February 11, 1999